UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                            (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, Cott Corporation (the “Company”) entered into a Common Share Option Cancellation and Forfeiture Agreement (the “Option Cancellation Agreement”) with Jerry Fowden, the Company’s Chief Executive Officer, pursuant to which the Company and Mr. Fowden agreed to cancel a stock option granted to Mr. Fowden on February 18, 2010 to purchase 250,000 common shares of the Company (the “2010 Option”). Such cancellation will become effective as of the earlier to occur of (i) the date that the Company obtains all approvals of the Option Cancellation Agreement and the transactions contemplated thereby, if any, required by applicable regulations, or (ii) the date on which the Company determines that such approval is not necessary (such date, the “Option Cancellation Effective Date”). Additionally, Mr. Fowden agreed to forfeit his right under his employment agreement to receive a grant of an option to purchase 250,000 common shares of the Company on February 18, 2011 (the “2011 Option”), effective as of the Option Cancellation Effective Date. The option granted to Mr. Fowden in 2009 that vested in 2010 was unaffected by the Option Cancellation Agreement and remains outstanding.

On August 10, 2010, the Company entered into a Stock Appreciation Right Cancellation Agreement (the “SAR Cancellation Agreement”) with Neal Cravens, the Company’s Chief Financial Officer, pursuant to which the Company and Mr. Cravens agreed to cancel a stock appreciation right equivalent to 100,000 common shares of the Company previously granted to Mr. Cravens (the “SAR”). Such cancellation is effective as of the earlier to occur of (i) the date that the Company obtains all approvals of the SAR Cancellation Agreement and the transactions contemplated thereby, if any, required by applicable regulations, or (ii) the date on which the Company determines that such approval is not necessary.

The Company entered into these arrangements with Mr. Fowden and Mr. Cravens in order to transition them to the Company’s 2010 Equity Incentive Plan, which was approved by shareholders on May 4, 2010. Future grants to these and other executive officers are expected to be governed by the terms of such plan.

The foregoing descriptions of the Option Cancellation Agreement and the SAR Cancellation Agreement are qualified in their entirety by reference to the Option Cancellation Agreement and the SAR Cancellation Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Common Share Option Cancellation and Forfeiture Agreement between Jerry Fowden and Cott Corporation, dated August 9, 2010.

10.2	Stock Appreciation Right Cancellation Agreement between Neal Cravens and Cott Corporation, dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

August 10, 2010	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Common Share Option Cancellation and Forfeiture Agreement between Jerry Fowden and Cott Corporation, dated August 9, 2010.

10.2	Stock Appreciation Right Cancellation Agreement between Neal Cravens and Cott Corporation, dated August 10, 2010.